Exhibit 16.1

September 25, 2026
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:

We have read the statements made by CIM Opportunity Zone Fund, L.P. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to 4.01 of Form 8-K of CIM Opportunity Zone Fund, L.P. dated September 21, 2026. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers, LLP
Los Angeles, California